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                                                                   Exhibit 23.12

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Loewen Finance (Wyoming) Limited Liability Company

We consent to the use of our report, dated February 29, 1996, relating to the balance sheets of Loewen Finance (Wyoming) Limited Liability Company as at December 31, 1995 and 1994 and the related statements of income and retained earnings, and cash flows for the years then ended, which report is included herein.


/s/ Peat Marwick

Chartered Accountants
Bridgetown, Barbados
August 23, 1996